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                                  EXHIBIT 99.3

                          NOTICE OF GUARANTEED DELIVERY

                                OFFER TO EXCHANGE
                     10 3/4% SENIOR NOTES DUE 2008, SERIES B
                  (REGISTERED UNDER THE SECURITIES ACT OF 1933)
                       FOR ANY AND ALL OF ITS OUTSTANDING
                     10 3/4% SENIOR NOTES DUE 2008, SERIES A
                                       AND
                  12% SENIOR DISCOUNT NOTES DUE 2008, SERIES B
                  (REGISTERED UNDER THE SECURITIES ACT OF 1933)
                       FOR ANY AND ALL OF ITS OUTSTANDING
                  12% SENIOR DISCOUNT NOTES DUE 2008, SERIES A

                                       OF

                              TRANS-RESOURCES, INC.

                           PURSUANT TO THE PROSPECTUS
                             DATED           , 1998

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                       STATE STREET BANK AND TRUST COMPANY


          By Mail or Hand:                              By Facsimile:
State Street Bank and Trust Company                     (212) 612-3202
     Corporate Trust Department
      61 Broadway, 15th Floor                     For Information Telephone:
         New York, NY 10006
                                                        (212) 612-3447
                                                 Attention: Angelita L. Pena


      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE VALID DELIVERY.

      As set forth in the Prospectus dated           , 1998 (as it may be
supplemented and amended from time to time, the "Prospectus") of Trans-Resources, Inc. (the "Company") under "The Exchange Offer -- Guaranteed Delivery Procedures," and in the Instructions to the related Letter of Transmittal (the "Letter of Transmittal "), this form, or one substantially equivalent hereto, or an Agent's Message relating to the guaranteed delivery procedures, must be used to accept the Company's offer (the "Exchange Offer") to exchange any and all of its outstanding 10 3/4% Senior Notes due 2008, Series A (the "Old Senior Notes"), for 10 3/4% Senior Notes due 2008, Series B and any and all of its outstanding 12% Senior Discount Notes, Series A (the "Old Senior Discount Notes," and together with the Old Senior Notes, the "Old Notes"), for 12% Senior Discount Notes due 2008, Series B, if time will not permit such Letter of Transmittal, certificates representing such Old Notes and other required documents to reach the Exchange Agent, or the procedures for book-entry transfer cannot be completed, on or prior to the Expiration Date (as defined).

      This form must be delivered by an Eligible Institution (as defined herein) by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth above. If a signature on the Letter of Transmittal is required to be guaranteed by a Medallion Signature Guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal. This form is not to be used to guarantee signatures.


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      Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address above. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

      THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
YORK CITY TIME, ON           , 1998, UNLESS EXTENDED ("THE EXPIRATION DATE").


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Ladies and Gentlemen:

      The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (receipt of which is hereby acknowledged), the principal amount of the Old Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures" and in Instruction 2 to the related Letter of Transmittal. The undersigned hereby authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to the Company with respect to the Old Notes tendered pursuant to the Exchange Offer.

      The undersigned understands that Old Notes will be exchanged only after timely receipt by the Exchange Agent of (i) such Old Notes, or a Book-Entry Confirmation, and (ii) one or more Letter(s) of Transmittal (or manually signed facsimile(s) thereof), including by means of an Agent's Message, of the transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility with respect to such Old Notes, properly completed and duly executed, with any signature guarantees and any other documents required by such Letter of Transmittal, within three New York Stock Exchange, Inc. trading days after the execution hereof. The undersigned also understands that the method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent.

      THE UNDERSIGNED UNDERSTANDS THAT TENDERS OF OLD NOTES WILL BE ACCEPTED ONLY IN PRINCIPAL AMOUNTS EQUAL TO $1,000 OR INTEGRAL MULTIPLES THEREOF. THE UNDERSIGNED ALSO UNDERSTANDS THAT TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

      All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

      All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.


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                            PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s) or                           Date:
Authorized Signatory:
                                                                  Address:
                                                                  Area Code and Telephone No:
Name(s) of Registered Holder(s):                                  If Old Notes will be delivered by book-entry
                                                                  transfer, check book-entry transfer facility
                                                                  below:

Principal Amount of 10 3/4 Senior Notes due 2008,
Series A Tendered:  $                                             / /  The Depository Trust Company

Principal Amount of 12% Senior Discount Notes due
2008, Series A Tendered:  $

Certificate No.(s) of Old Notes                                   Depository
(if available):                                                   Account No.:


      This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear(s) on certificate(s) for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery without alteration, enlargement or any change whatsoever. If signature is by a trustee, executor, administrator, guardian, attorney-in- fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)

Name(s):



Capacity:

Address(es):




         DO NOT SEND NOTES WITH THIS FORM. NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.


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                                    GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a member of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program (each, an "Eligible Institution"), hereby (i) represents that the above-named persons are deemed to own the Old Notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (ii) represents that such tender of Old Notes complies with Rule 14e-4 and (iii) guarantees that the Old Notes tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures"), and that the Exchange Agent will receive (a) such Old Notes, or a Book-Entry Confirmation of the transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility and (b) one or more properly completed and duly executed Letter(s) of Transmittal or facsimile thereof (or Agent's message) with any required signature guarantees and any other documents required by such Letter(s) of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution hereof.

      The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the applicable Letter(s) of Transmittal and Old Notes to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Title:

Address:
                                              (Zip Code)

Area Code and Telephone Number:

Dated: __________________, 1998


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